Exhibit 10.15

                   READING & BATES CORPORATION

                 DIRECTOR STOCK OPTION AGREEMENT

          This Stock Option Agreement ("Agreement") between Reading & Bates Corporation, a Delaware corporation ("Company") and C. A. Donabedian
("Optionee"),

                           WITNESSETH:

          WHEREAS, the Company has selected the Optionee, a director of the Company, to receive a nonqualified stock option as an incentive to the Optionee to remain a director of the Company and contribute to the performance of the Company, on the terms and subject to the conditions provided herein;

          NOW THEREFORE, for and in consideration of these premises, it is hereby agreed as follows:

          1. On the terms and subject to the conditions herein, the Company hereby grants to the Optionee an option for a term of ten years ending on September 14, 2003 ("Option Period") to purchase from the Company 5,000 shares ("Option Shares") of the Company's Common Stock, at a price equal to $8.50 per share, the closing price for such Common Stock on the New York Stock Exchange Composite
Transactions Tape on September 13, 1993.

          2.   This Option shall not be exercisable,
except upon the death or disability of the Optionee, until after 6 months immediately following the date this Option is granted, and thereafter shall, subject to the terms of this Agreement, be exercisable for Common Stock during the balance of the Option Period.

          3. The option herein granted may be exercised by the Optionee by giving written notice to the Secretary of the Company setting forth the number of Option Shares with respect to which the option is to be exercised, accompanied by payment for the shares to be purchased and any appropriate withholding taxes, and specifying the address to which the certificate for such shares is to be mailed. Payment shall be by means of cash, certified check, bank draft or postal money order payable to the order of the Company. As promptly as practicable after receipt of such written notification and payment, the Company shall deliver to the Optionee certificates for the number of Option Shares with respect to which such option has been so exercised.

          4. Subject to approval of the Company, which shall not be unreasonably withheld, the Optionee may pay for any Option Shares with respect to which the option herein granted is exercised by tendering to the Company other shares of Common Stock at the time of the exercise or partial exercise hereof. The certificates representing such other shares of Common Stock must be accompanied by a stock power duly executed with signature guaranteed. The value of the Common Stock so tendered shall be its Fair
Market Value.

          5. If the Optionee ceases to be a director of the Company during the Option Period, any unexercised options granted to him hereunder may only be exercised by him during a three month period beginning on the date he ceases to be a director (or by his executor(trix) or personal representative during a one year period beginning on the date of the Optionee's death).

          6.   The option herein granted shall not be
assignable or transferable by the Optionee, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended from time to time, or Title I of the Employment Retirement Income
Security Act, or the rules thereunder. During the lifetime of the Optionee, such option shall be exercisable only by him. No transfer of the option herein granted shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

          7.   The Optionee shall have no rights as a
stockholder with respect to any Option Shares until the date of issuance of a certificate for Option Shares purchased pursuant to this Agreement. Until such time, the Optionee shall not be entitled to dividends or to vote at meetings of the stockholders of the Company.

          8. The Company may make such provisions as it may deem appropriate for the withholding of any taxes which it determines is required in connection with the option herein granted. The Optionee may pay all or any portion of the taxes required to be withheld by the Company or paid by the Optionee in connection with the exercise of all or any portion of the option herein granted by electing to have the Company withhold shares of Common Stock, or by delivering previously owned shares of Common Stock, having a fair market value equal to the amount required to be withheld or paid. The Optionee must make the foregoing election on or before the date that the amount of tax to be withheld is determined ("Tax Date").
Any such election is irrevocable and subject to disapproval by the Committee. As Optionee is subject to the short-swing profits recapture provisions of Section
16(b) of the Exchange Act, any such election may not be made within six months of the grant of this option (except in the event of death or disability).

          9. Upon the acquisition of any shares pursuant to the exercise of the option herein granted, the Optionee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

          10.  The certificates representing the Option
Shares purchased by exercise of an option will be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer, and the stock transfer records of the Company will reflect stop-transfer instructions, as appropriate, with respect to such shares.

          11.  Unless otherwise provided herein, every
notice hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise by the Optionee of any option hereunder shall be directed to Reading & Bates Corporation, Attention: Secretary, at the Company's current address. Any notice given by the Company to the Optionee directed to him at his address on file with the Company shall be effective to bind any other person who shall acquire rights hereunder. The Company shall be under no obligation whatsoever to advise the Optionee of the existence, maturity or termination of any of the Optionee's rights hereunder and the Optionee shall be deemed to have familiarized himself with all matters contained herein and in the Plan which may affect any of the Optionee's rights or privileges hereunder.

          12. Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this award, in accordance with the provisions of Paragraph 6, may be transferred, the word
"Optionee" shall be deemed to include such person or persons. References to the masculine gender herein also include the feminine gender for all purposes.

          13. Notwithstanding any of the other provisions hereof, the Optionee agrees that he will not exercise the option herein granted, and that the Company will not be obligated to issue any shares pursuant to this Agreement, if the exercise of the option or the issuance of such shares of Common Stock would constitute a violation by the Optionee or by the Company of any provision of any law or regulation of any governmental authority or any national securities exchange.

          14. In the event of a corporate merger or other business combination in which the Company is not the surviving entity, the Company agrees to exert reasonable efforts to obtain from the surviving entity a grant to the Optionee of the economic equivalent number of the voting shares of common stock of, or participating interests in, the surviving entity, based on the terms of such merger or other business combination, in substitution for the Option
Shares hereunder, and in such event the price per share set out in Section 2 hereof shall be adjusted to reflect substantially the same economic equivalent value of the Option Shares to the Optionee immediately prior to any such merger or other business combination. However, if the Company is unable to obtain such a grant for the Optionee, neither the Company nor the surviving entity have any liability to Optionee with respect to same.

          IN WITNESS WHEREOF, this Agreement is executed this 7th day of October, 1993, effective as of the 14th day of September, 1993.

                              READING & BATES CORPORATION

                              By: /s/Paul B. Loyd, Jr.

                              OPTIONEE

                              /s/Charles A. Donabedian